EXHIBIT 10.6


                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT ("this Agreement") dated as of May 15, 2008 (the "Effective Date"), by and between Heritage Asset Management , a Belize corporation ("Purchaser"), and Superlattice Power, Inc., a Nevada corporation (the "Seller") being the controlling stockholder of Zingo Telecom, Inc., a Nevada corporation (herein "Zingo Telecom" or the "Company").

                                   WITNESSETH:

      WHEREAS, of the 75,000 outstanding shares of common stock, with no par value, of the Company ("Zingo Telecom Common Stock"), Seller owns 75,000 shares (100%) of Zingo Telecom Common Stock (the shares of Zingo Common Stock owned by Seller are referred to as the "Shares"); and

         WHEREAS, Seller, in conjunction with the sale of the Shares to Purchaser, would (1) sell, assign and transfer to Purchaser all receivables or debt obligations of the Company owing to or held by Superlattice Power, Inc at the Effective Date, and (2) sell, assign and transfer to Purchaser all shares of M/S Zingo Bpo Services Pvt. Ltd. ("Zingo Bpo") held by Seller, all of the issued and outstanding shares of Zingo Bpo being owned by Seller; and

      WHEREAS, the Seller desire to sell, and Purchaser desires to purchase, the Shares pursuant to this Agreement.

      NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE AGREEMENTS SET FORTH HEREIN, IT IS AGREED AS FOLLOWS:

                                    ARTICLE I

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      ss.1. Representations and Warranties of the Seller. The Seller represents and warrants to, and agrees with, the Purchaser as follows:

      ss.1.1 Authority of Seller. This Agreement has been duly authorized and executed by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

      ss.1.2 Non-Contravention. The execution of this Agreement by the Seller and the consummation of the purchase of the Shares contemplated hereby will not
(i) violate any provision of the Certificate of Incorporation or by-laws of the Seller, (ii) violate any material court or administrative order, process, judgment or decree to which the Seller, the Company or any of their affiliates is a party or by which any of them (or any of their respective properties or assets) is bound or (iii) to the knowledge of the management of the Seller, violate any provision of, or result in the acceleration of or entitle any party to accelerate (whether after notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon the property of the Company pursuant to any provision of, any mortgage, lien, lease, agreement, license, or instrument to which the Company is a party, except for such violation or violations (or acceleration or creation of encumbrance, as applicable) which would not have a material adverse effect on the financial condition, business or results of operations of the Company.

      ss.1.3 Consent and Approvals. There are no authorizations, consents, approvals or notices of any federal, state, county, local or foreign regulatory body or official required to be obtained or given or waiting period required to expire in order that this Agreement and the transactions contemplated hereby may be consummated by the Seller.

      ss.1.4 Brokers. The Seller has not entered into any agreement with any other party and is not responsible for claims by any other party for brokerage or other commissions related to this Agreement or the transactions contemplated hereby.

      ss.1.5 Litigation. No action, suit, proceeding or government investigation is pending, or to the knowledge of the Seller, threatened which seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

      ss.1.6 Ownership of the Shares. The Shares are owned by the Seller beneficially and of record free and clear of all liens, encumbrances and claims, and upon delivery of the certificates representing the Shares in accordance with
Section 3.1, the Purchaser will acquire valid and freely transferable title to the Shares, free and clear of all liens, encumbrances, restrictions, equities and claims.

      ss.1.7 Incorporation and Qualification. The Company was duly incorporated and is validly existing and is in good standing under the laws of the State of Nevada with full power and authority to own, lease and operate its properties and assets and to carry on the business conducted by it as currently conducted. The Company is in good standing as a foreign corporation and is duly qualified to do business in every jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition or business or results of operations of the Company.

      ss.1.8 Capital Stock. (i) the Shares are owned by the Seller beneficially and of record are free and clear of all liens, encumbrances and claims, and upon delivery of the certificates representing the Shares in accordance with Section 3.1, the Purchaser will acquire valid and freely transferable title to the Shares, free and clear of all liens, encumbrances, restrictions, equities and claims.

      ss.1.9 Subsidiaries. Other than as disclosed in the Company's filings with the Securities and Exchange Commission (the "Company Reports") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than the business conducted by it (the "Business").

      ss.1.10 Compliance with Regulatory Requirements. The Company has complied with all applicable federal, state and local laws and regulations and all applicable foreign laws and regulations relating to the Business, except, in each case, to the extent that noncompliance would not have a material adverse effect on the financial condition or business or results of operations of the Company.

      ss.1.11 Litigation and Liabilities. There are (i) no actions, suits, proceedings or governmental investigations whatsoever against the Company, at law or in equity or before any court, governmental department, commission, board, agency authority or instrumentality, domestic or foreign, which are pending or, to the knowledge of the management of the Company, threatened; (ii) the Company is not subject to any judgment, stipulation, order, decree or agreement arising from any such action, suit, proceeding or investigation, and
(iii) no action, suit proceeding or government investigation is pending or, to the knowledge of the management of the Company, threatened which seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

      ss.1.12 Receivables. The accounts receivable reflected on the Balance Sheet have arisen only in the ordinary course of business of the Company in accordance with its normal credit policies.

      ss.1.13 Properties. The Company is not the owner of any real property.

      ss.1.14 Real Property Leases. The Company or Zingo Bpo is not a lessee of any real property, except as disclosed in Schedule 1.14.

      ss.1.15 Inventory. The Company has no inventories, except as disclosed in Company Reports.

      ss.1.16 Licenses and Registrations. The Company has all permits, governmental licenses, registrations and approvals (collectively, "Approvals") necessary to carry on its Business as presently conducted as required by law or the rules and regulations of any federal, state, county or local association, corporation or governmental agency, body, instrumentality or commission having jurisdiction over it, except for such Approvals the lack of which would not have a material adverse effect on the financial condition or business or results of operations of the Company.

      ss.1.17 Major Contracts. Schedule 1.17 hereto sets forth every contract or agreement, whether oral or written, to which the Company is a party which is material to the business of the Company. With respect to all such contracts, and except as set forth in Schedule 1.17, the Company is not in material breach thereof or default thereunder and, to the knowledge of the management of the Company, there does not exist under any such contract any event which, with the giving of notice or the lapse of time, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained or which would not have a material adverse effect on the financial condition or business or results of operations of the Company.

      ss.1.18 Trademarks and Patents. The Company has no trademarks or patents, except as disclosed in Schedule 1.18.

      ss.1.19 Corporate Records. The Company has heretofore supplied to, made available or caused to be made available, for the inspection by the Purchaser, true and complete originals or copies of (i) the Certificates of Incorporation and By-Laws of the Company, as amended or restated to the date of this Agreement, and (ii) the minute books and stock records of the Company.

      ss.1.20 Labor Matters. The Company is not party to any labor union or collective bargaining agreements, and the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

      ss.1.21 Compliance with ERISA. The Company has no employee benefit plans in effect.

      ss.1.22 Absence of Material Adverse Changes. Since the date of the Balance Sheet, there has been no material adverse change in the financial position, results of operations, customer or supplier relations, assets or employees of the Company from that reflected in the Balance Sheet.

      ss.1.23 Indebtedness. Other than as shown on the Balance Sheet, the Company has incurred no (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the Seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Company is liable as lessee.


                                   ARTICLE II

                          REPRESENTATIONS OF PURCHASER

      ss.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Seller as follows:

      ss.2.1 Incorporation and Authority. The Purchaser has been duly incorporated, is validly existing and is in good standing under the laws of Belize, has the full power and authority to enter into this Agreement and to consummate the transactions herein contemplated and otherwise carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

      ss.2.2 Non-Contravention. The execution and delivery of this Agreement by the Purchaser and the consummation of the purchase of the Shares and the transactions contemplated hereby will not (i) violate any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) violate any material court or administrative order, process, judgment or decree to which either the Purchaser or its affiliates is a party or by which any of them (or any of their respective properties or assets) is bound or (iii) to the knowledge of the management of the Purchaser, violate any provision of, or result in the acceleration of or entitle any party to accelerate (whether after notice or lapse of time or both) any obligation under, or result in the acceleration of or entitle any party to accelerate (whether after notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon the property of the Purchaser or its affiliates pursuant to any provision of, any mortgage, lien, lease, agreement, license, or instrument, except for such violation or violations (or acceleration or creation of encumbrance, as applicable) which would not have a material adverse effect on the consummation of the transactions contemplated hereby.

      ss.2.3 Consents and Approvals. There are no authorizations, consents, approvals or notices of any federal, state, county, local or foreign regulatory body or official required to be obtained or given or waiting period required to expire in order that this Agreement and the transactions contemplated hereby may be consummated by the Purchaser.

      ss.2.4 Brokers. The Purchaser has not entered into any agreement with any other party and is not responsible for claims by any other party for brokerage or other commissions related to this Agreement or the transactions contemplated hereby.

      ss.2.5 Litigation. No action, suit, proceeding or government investigation is pending or, to the knowledge of the Purchaser, threatened which seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

      ss.2.6 Securities Act of 1933. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof. The Purchaser acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, and that the Shares may not be transferred or sold except pursuant to the registration provisions of such Act or pursuant to an applicable exemption therefrom and in accordance with state securities laws and regulations as applicable. The Purchaser has sufficient knowledge and experience in investing in and operating businesses similar to the Company's so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

      ss.2.7 Separate Counsel. Purchaser represents and acknowledges that it has not been represented by Jackson & Campbell, P.C. in connection with this Agreement and has been advised by its own counsel.

                                   ARTICLE III
                             SALE OF SHARES; CLOSING

      ss.3.1 Sale of Shares. Subject to the terms and conditions herein stated, Seller agrees:

      (a) to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase from Seller on the Closing Date, the following Shares of Common Stock of Superlattice Power, Inc. and of Zingo Bpo for the total purchase price set forth below:

      Seller                    Number of Shares         Total Purchase Price
------------------------        ----------------         --------------------
Superlattice Power, Inc.        75,000                   $215,000

M/S Zingo Bpo Services
Pvt.Ltd.
                       [All issued and outstanding shares]

      The certificates representing the Shares and the shares of Zingo Bpo shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Seller transferring the same, with all necessary transfer tax and other revenue stamps, acquired at the Seller's expense, affixed and cancelled; and

      (b) Superlattice shall sell, assign and transfer to Purchaser all receivables or debt obligations of the Company owing to or held by Superlattice at the Effective Date.

      ss.3.2 Closing. The sale referred to in Section 3.1 shall take place at 10:00 A.M. at the offices of Seller, in Las Vegas Nevada, on May 15, 2008, or at such other time and date (not later than May 30, 2008) as the parties hereto shall by written instrument designate (the "Closing"). Such time and date are herein referred to as the "Closing Date".

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

      ss.4.1 Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, Seller shall cause the Company to conduct its operations only according to its ordinary and usual course of business and to use its best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with the Company. Prior to the Closing Date and except as may be first approved by the Purchaser or as is otherwise permitted or required by this Agreement, Seller will cause (a) the Company's Certificate of Incorporation and By-Laws to be maintained in their respective forms as on the date of this Agreement, (b) the Company to refrain from entering into any contract or commitment except contracts in the ordinary course of business, and
(c) the Company to refrain from making any withdrawals from any of its bank accounts other than in the ordinary course of business and from any change affecting any bank, safe deposit or power of attorney arrangements of the Company.

      ss.4.2 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, Seller shall not, and shall cause the Company to refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than the Purchaser, concerning any purchase of the Shares or any merger, sale of substantial assets or similar transaction involving the Company.

      ss.4.3 Review of the Company. Purchaser may, prior to the Closing Date, through its representatives, review the properties, books and records of the Company and its financial and legal condition as it deems necessary or advisable to familiarize itself with such properties and other matters; such review shall not, however, affect the representations and warranties made by Seller. The Seller shall cause the Company to permit Purchaser and its representatives to have, after the date of execution hereof, full access to the premises and to all the books and records of the Company and to cause the officers of the Company to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as Purchaser shall from time to time reasonably request. In the event of termination of this Agreement, Purchaser shall keep confidential any material information obtained from Seller or the Company concerning the Company's properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and shall return to the Company all copies of any schedules, statements, documents or other written information obtained in connection therewith.

                                    ARTICLE V

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

      ss.5 Conditions to Purchaser's Obligations. The purchase of the Shares by Purchaser on the Closing Date is conditioned upon receipt by Purchaser of the documents listed in Sections 5.1 through 5.5, evidenced by an Officer's Certificate in the form of Exhibit B hereto, and compliance with Section 5.6.

      ss.5.1 No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, and Seller shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

      ss.5.2 Truth of Representations and Warranties. The representations and warranties of Seller contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Seller shall have delivered to Purchaser on the Closing Date a certificate, dated the Closing Date, to such effect.

      ss.5.3 Performance of Agreements. Each and all of the agreements of Seller to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and Seller shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

      ss.5.4 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of Seller, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Seller shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

      ss.5.5 Assignment of Receivables. Seller shall executed and deliver to Purchaser a Bill of Sale and Assignment in the form attached as Exhibit A assigning and transferring to Purchaser all receivables or debt obligations of the Company owing to or held by Hybrid at the Effective Date.

      ss.5.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE VI
                       CONDITIONS TO SELLER'S OBLIGATIONS

      ss.6 Conditions to Seller's Obligations. The sale of the Shares by Seller on the Closing Date is conditioned upon compliance by Purchaser with Section 6.1 and 6.2.

      ss.6.1 Truth of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

      ss.6.2 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller and their counsel.

                                   ARTICLE VII

                     SURVIVAL OF REPRESENTATIONS; INDEMNITY

      ss.7.1 Survival of Representations. The respective representations and warranties of Seller and Purchaser contained in this Agreement or in any Schedule delivered pursuant hereto shall survive the purchase and sale of the Shares contemplated hereby.

      ss.7.2 Indemnification of Purchaser.

      (a) Subject to the limitations hereinafter set forth, Seller shall indemnify and save Purchaser and each of its shareholders and affiliates, harmless from, against, for and in respect of:

            (i) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred or required to be paid by any indemnified party because of (A) the claims of any broker or finder engaged by Seller; (B) the material untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of Seller contained in or made in connection with this Agreement or any Schedule hereto; and

            (ii) all reasonable costs and expenses (including, without limitation, attorney's fees, interest and penalties) incurred by any indemnified party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.2.

      (b) The indemnification provided for in subparagraph (a)(i)(B) of this Section shall relate to damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances, and reasonable costs and expenses in excess of One Thousand Dollars ($1,000), unless such matter or item is provided for or reserved against in the Company's financial statements described in Section 1.10; provided, however, that any such damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances and reasonable costs and expenses shall be net of any undisclosed, tangible assets of the Corporation not set forth in the Balance Sheet (excluding any revaluation of present assets), plus any tax benefit enjoyed by the Purchaser or the Company because of the payment or accrual of any amount giving rights to any claim for indemnification hereunder.

      ss.7.3 Indemnification of Seller.

      (a) Purchaser shall indemnify and save Seller harmless from, against, for and in respect of:

            (i) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred or required to be paid by Seller because of (A) the claims of any broker or finder engaged by Purchaser; or (B) the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of Purchaser contained in or made pursuant to this Agreement; and

            (ii) all reasonable costs and expenses (including, without limitation, attorney's fees, interest and penalties) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.3.

      (b) The indemnification provided for in subparagraph (a)(i)(B) of this Section shall relate to damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances, and reasonable costs and expenses in excess of One Thousand Dollars ($1,000).

      ss.7.4 Rules Regarding Indemnification

      (a) The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or third parties shall be subject to the following terms and conditions:

            (i) The indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on their indemnity agreements contained in Sections 7.2 and 7.3 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known.

            (ii) In the event any such action, suit or proceeding is brought against the indemnified party, with respect to which the indemnifying party may have liability under the indemnity agreements contained in Sections 7.2 and 7.3 hereof, the action, suit or proceeding shall, upon the written acknowledgement by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless (A) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the indemnifying party in connection with the defense of such action, suit or proceeding, or (B) such indemnified party shall have reasonably concluded and specifically notified the indemnifying party that there may be specific defense available to it which are different from or additional to those available to the indemnifying party or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained in Sections 7.2 and 7.3 hereof, in any of which events the indemnifying party, to the extent made necessary by such defense, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party. In such case only that portion of such fees and expenses reasonably related to matters covered by the indemnity agreements contained in Sections 7.3 and 7.4 hereof shall be borne by the indemnifying party. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is so represented. The indemnifying party shall make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

      (b) The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

      (c) Except as herein expressly provided, the remedies provided in Sections
7.2 through 7.4 hereof shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other rights or remedies against any other party hereto.

                                  ARTICLE VIII

                   FURTHER AGREEMENTS OF SELLER AND PURCHASER

      ss.8.1 Publicity. Seller and Purchaser shall cooperate with each other in the development and distribution of all news releases and other public information disclosures relating to the transactions contemplated by this Agreement and any material transactions incident thereto. Neither Seller nor Purchaser will promulgate any such release or make any other public disclosure without the prior written consent of the other. This paragraph shall not, however, restrict disclosure of information that a party's counsel deems necessary to maintain compliance with and to prevent violation of applicable federal or state law.

                                   ARTICLE IX

                                  MISCELLANEOUS

      ss.9.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

      ss.9.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Nevada.

      ss.9.3 "Person" Defined. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

      ss.9.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

      ss.9.5 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex or by registered or certified main, postage prepaid, addressed as follows: If to Purchaser, to 51A Dean Street, Belize City, Belize, Attention: Andrew Godfrey; and, if to Seller, to Seller at 420 North Nellis, Suite A3-146, Las Vegas, NV 89142, or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telex or mailed.

      ss.9.6 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      ss.9.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

      ss.9.8 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      ss.9.9 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Purchaser and Seller. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of Purchaser and Seller.

      ss.9.10 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

      ss.9.11 Termination of Agreement. All parties hereto agree to use their best efforts to fulfill the requirements of Articles V and VI as soon a practicable. If any precondition to the completion of the transactions contemplated hereby is not fulfilled on or prior to May 31, 2008, this Agreement shall be null and void and have no further effect.

      IN WITNESS WHEREOF, the Purchaser has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, and Seller have executed this Agreement, all as of the day and year first above written.

                                   PURCHASER:
                                   Heritage Asset Management


                                   By: /s/ R. Bandfield
                                       -----------------------------------------


                                   SELLER:
                                   Superlattice Power, INC.


                                   By: /s/ Holly Roseberry
                                       -----------------------------------------
                                   Title: Chief Executive Officer

                                    EXHIBIT A
                           BILL OF SALE AND ASSIGNMENT

      This BILL OF SALE AND ASSIGNMENT, made as of the 15th day of May, 2008, from Superlattice Power, Inc., a Nevada corporation (hereinafter referred to as "Assignor"), to Heritage Asset Management, Inc. Belize corporation (hereinafter referred to as "Assignee");

                                   WITNESSETH:

      WHEREAS, by Agreement dated as of May 15, 2008, between Assignor and Assignee, Assignor agreed to convey to Assignee the assets of Assignor listed on Exhibit A to said Agreement for the considerations set forth in said Agreement, and agreed to execute and deliver to Assignee all instruments necessary or convenient to convey such to Assignee; and

      WHEREAS, it is the desire of Assignor and Assignee that Assignor shall execute and deliver this instrument to Assignee for the purpose of more effectually selling, assigning, transferring, delivering and conveying to Assignee Assignor's estates, rights, titles, interests, claims and demands in, to and under the property and assets hereinafter described or referred to;

      NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS THAT, for and in consideration of the premises and other good and valuable considerations, the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, Assignor has sold, assigned, transferred, conveyed, delivered and set over, and by these presents does hereby sell, assign, transfer, convey, deliver and set over to Assignee, its successors and assigns, forever, all estates, rights, titles, interests, claims and demands of Assignor in and to the assets of Assignor listed in Exhibit A attached hereto and made a part hereof.

      Nothing in this Bill of Sale and Assignment contained shall be construed as an attempt hereby to assign any contract, claim, demand or right which is nonassignable or which an attempt to assign would in any way impair, or as an attempt to transfer any property, right or interest in case such transfer would be invalid for any cause, but Assignor covenants and agrees to hold the same in trust for the sole use and benefit of Assignee and to account to Assignee therefore, and to take any such steps as may be in Assignor's power to validate the transfer of any property, right or interest and the assignment of any such contract, claim, demand or right not now transferable or assignable.

      In order, however, that the full value of every such property, contract, claim, demand or right may be realized by and for the benefit of Assignee, its successors and assigns, Assignor covenants and agrees with Assignee that Assignor, its successor or successors, will at the request or under the direction of Assignee, in the name of Assignee or otherwise as Assignee shall specify and as shall be provided by law, take all such action and do or cause to be done all such things as shall in the opinion of Assignee be necessary or proper to enforce every such contract, claim, demand or right and to facilitate the collection of the money due and payable and to grow due and payable in and under every such contract and in respect of such claim, demand or right; and Assignor does hereby covenant to pay and deliver to Assignee, its successors and assigns, all money or other things of value collected and paid to Assignor or to its successor or successors in respect of every such contract, claim, demand or right; Assignee by its acceptance hereof agrees that all costs and expenses of all actions so taken and of all things so done or caused to be done at the request of Assignee shall be borne and paid by Assignee and that Assignee will hold harmless Assignor from any claims which may be made against Assignor for anything that it shall do or cause to be done at the request of Assignee in respect of any such contract, claim, demand or right.

      Assignor does hereby constitute and appoint Assignee, its successors and assigns, Assignor's true and lawful attorney or attorneys, with full power of substitution, for it and in its name, place and stead or otherwise, but on behalf of and for the benefit of Assignee, its successors and assigns, to demand and receive from time to time an and all property and assets, real, personal and mixed, tangible and intangible, hereby sold, assigned, transferred, conveyed and set over, or intended so to be, and to give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute in the name of Assignor or otherwise, but at the expense and for the benefit of Assignee, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Assignee, its successors or assigns, may deem proper in order to collect, assert or enforce any claims, rights or title of any kind in and to the properties, assets and business hereby sold, assigned, transferred, conveyed and set over, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of said properties, assets, and business, and to do any and all such acts and things in relation thereto as Assignee, its successors or assigns, shall deem advisable; Assignor hereby declaring that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by Assignor in any manner or for any reason.

      Assignor does hereby covenant and agree with Assignee, its successors and assigns, that Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered to Assignee, its successors and assigns, any and all such further deeds, acts, transfers, assignments, instruments, conveyances, powers of attorney and assurances, as Assignee may demand for the better assuring, conveying and confirming unto Assignee, its successors and assigns, all and singular the properties, assets and business hereby sold, assigned, transferred, conveyed and set over.

      In case for any reason Assignee shall not be authorized or qualified to receive an specific property, contract, claim, demand or right owned by Assignor and hereby sold, assigned, transferred, conveyed and set over, or intended so to be, Assignor further covenants to execute and deliver appropriate deeds, acts, transfers, assignments, instruments and conveyances of any such property, claim, contract, demand or right now owned by Assignor when and as Assignee shall be authorized or qualified to receive the same.

      This Bill of Sale and Assignment and the covenants and agreements herein contained shall be binding upon Assignor, its successors and assigns.

      IN WITNESS WHEREOF, Assignor has executed this Bill of Sale and Assignment by its officer hereunto duly authorized as of the day and year first above set forth.

                                   Superlattice Power, INC.
                                   By: _____________________


                    Exhibit A to Bill of Sale and Assignment

All receivables or debt obligations of Zingo Telecom, Inc. owing to or held by Superlattice Power, Inc. at May 31, 2008: Approximately _______________.

                                    EXHIBIT B
                              OFFICER'S CERTIFICATE


      The undersigned, Holly A. Roseberry, President of Superlattice Power, Inc., a Nevada corporation (the "Company"), pursuant to the Stock Purchase Agreement, dated May 15, 2008 (the "Stock Purchase Agreement"), by and among Heritage Asset Management, as Purchaser, and Superlattice Power, Inc., as Seller, hereby certifies that:

      1. She is the duly appointed President of the Company.

      2. The representations and warranties made with respect to the Company and Zingo Telecom, Inc., a Nevada corporation ("Zingo Telecom"), in Article I of the Stock Purchase Agreement are true and correct in all material respects as of the date of this Officer's Certificate.

      3. As of the date hereof, the Company has satisfied and duly performed all of the conditions and obligations specified in Stock Purchase Agreement to be satisfied on or prior to the Closing Date (as defined in the Stock Purchase Agreement), or such conditions and obligations have been waived.

      4. There has been no material adverse change in the assets or liabilities, business or condition, financial or otherwise, the results of operations, or prospects of Zingo since July 31, 2007, the date of Zingo Telecom's most recent audited financial statements delivered to the Purchaser.

      5. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of Superlattice, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated by the Stock Purchase Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the 15th day of May, 2008.


                                                        ________________________
                                                        Holly A. Roseberry
                                                        President

                                  SCHEDULE 1.14
                                Zingo Bpo Leases

M/S Zingo Bpo Services Pvt. Ltd. has a lease at:

#19, 1st Floor, 4th Main,
Chikkadugodi New Extension,
Tavarekere Main Road,
Bangalore - 560081

Term: 7 years

Rent: 1 Lakh per month

                                  SCHEDULE 1.17
                            Zingo Material Contracts

Various contracts with Global Crossing Bandwith.


                                  SCHEDULE 1.18
                            Zingo Patents, Trademarks

Serial Nos. 78691959 ZINGOTEL
            78691653 ZINGO
            78669981 ZINGO TELECOM